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                                                          EXHIBIT 11

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                                   ARMCO INC.
               COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
         (Dollars and shares in millions, except per share amounts)
                                      Three Months Ended   Nine Months Ended
PRIMARY                                  September 30,       September 30,
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                                        1995      1994      1995      1994
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
Income (loss) from
  continuing operations               $  (2.1)  $  22.8   $  31.9   $  60.3
Preferred stock dividends                (4.5)     (4.5)    (13.4)    (13.4)
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Income (loss) from continuing
  operations applicable to common stock  (6.6)     18.3      18.5      46.9
Income from discontinued operations       2.0       2.6       6.3       7.8
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Net income (loss) applicable to
  common stock                        $  (4.6)  $  20.9   $  24.8   $  54.7
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Weighted average number of
  common shares                         106.1     104.8     105.9     104.5
Weighted average number of common
  equivalent shares                       -         0.1       0.1       0.1
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Average common shares outstanding
  as adjusted                           106.1     104.9     106.0     104.6
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Income (loss) per share from
  continuing operations	              $ (0.06)  $  0.17   $  0.17   $  0.45
Income per share from
  discontinued operations                0.02      0.03      0.06      0.07
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Net income (loss) per share           $ (0.04)  $  0.20   $  0.23   $  0.52
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FULLY DILUTED*
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Income (loss) from continuing
  operations                          $  (2.1)  $  22.8   $  31.9   $  60.3
Preferred stock dividends                (4.5)      -	        -         -
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Income (loss) from continuing
  operations applicable to common stock  (6.6)     22.8      31.9      60.3
Income from discontinued operations       2.0       2.6       6.3       7.8
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Net income (loss) applicable to
  common stock                        $  (4.6)  $  25.4   $  38.2   $  68.1
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Weighted average number of
  common shares                         106.1     104.8     105.9     104.5
Weighted average number of common
  equivalent shares                       **        0.1       0.1       0.1
Weighted average number of preferred
  shares on an "if converted" basis       **       22.7      22.7      22.7
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Average common shares outstanding
  as adjusted                           106.1     127.6     128.7     127.3
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Income (loss) per share from
  continuing operations              $  (0.06)  $  0.18   $  0.25   $  0.47
Income per share from discontinued
  operations                             0.02      0.02      0.05      0.06
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Net income (loss) per share          $  (0.04)  $  0.20   $  0.30   $  0.53
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Shares of stock outstanding at September 30
Common                                                      106.1     104.9
Preferred - $2.10 Class A                                     1.7       1.7
Preferred - $3.625 Class A                                    2.7       2.7
Preferred - $4.50 Class B                                     1.0       1.0

* Calculation of fully diluted income per share is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
**  Antidilutive
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